Exhibit 10.2

JUNIOR MEZZANINE LOAN AGREEMENT

This JUNIOR MEZZANINE LOAN AGREEMENT (this “Agreement”) is made and entered into as of this 29th day of September, 2006, by and between SW 108 Wagon Wheel JM LLC, a Delaware limited liability company, whose address is 2001 Bryan Street, Suite 3700, Dallas, Texas, 75201 (“Borrower”), and Behringer Harvard Alexan Nevada, LLC, a Delaware limited liability company, whose address is 15601 Dallas Parkway, Suite 600, Addison, Texas, 75001 (“Lender”).

R E C I T A L S:

This Agreement is made with reference to the following facts:

A.                                   Concurrently herewith, Comerica Bank, a Michigan banking corporation (“Senior Lender”) is making a mortgage loan in the amount of Twenty Nine Million Dollars ($29,000,000.00) (the “Senior Loan”) to SW 106 Wagon Wheel Holdings LLC, a Delaware limited liability company (“Mortgagor”) evidenced by a Promissory Note of even date herewith (the “Senior Note”).

B.                                     Mortgagor, concurrently herewith, is the owner of that certain land located in Clark County, Nevada and more particularly described on Exhibit ”A” attached hereto (together with all improvements, fixtures and other appurtenances, the “Property”). Mortgagor will construct on the Property a 213 unit apartment project (the “Project”). The Senior Note is secured by a deed of trust, mortgage, or deed to secure debt, of even date herewith (together with any and all extensions, renewals, substitutions, replacements, amendment, modifications and/or restatements thereof (the “Security Instrument”) in favor of Senior Lender encumbering the Project.

C.                                     Concurrently herewith, Lender is making a senior mezzanine loan in the amount of Six Million Nine Hundred Thousand Dollars ($6,900,000) (the “Senior Mezz Loan”) to SW 109 Wagon Wheel SM LLC, a Delaware limited liability company (“Senior Mezz Borrower”) evidenced by a Senior Mezzanine Promissory Note of even date herewith (the “Senior Mezz Note”).

D.                                    Borrower is the legal and beneficial owner of 100% of the Equity Interests in Senior Mezz Borrower.

E.                                      Borrower has requested that Lender, as junior mezzanine lender, make a loan to Borrower (the “Loan”) in the amount of Two Million Seven Hundred Seventy-Five Thousand Eight Hundred Seventy-Two Dollars ($2,775,872) (the “Loan Amount”) subject to the term and provisions of this Agreement, which Loan is to be advanced as hereinafter provided and is to be evidenced by the Note. The Note is to be secured by the Pledge and Security Agreement and the other collateral referred to in Section 5 below.

F.                                      Borrower desires to borrow the Loan Amount from Lender, the proceeds of which are to be used by Borrower to, among other things, pay the costs and expenses, if any, referred to in Section 3(b) below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       RECITALS.  The recitals set forth above are true and correct and are incorporated herein by reference.

2.                                       DEFINITIONS.  The following terms, when used in this Agreement (including when used in the above recitals), shall have the following meanings:

(a)                                  “Accounting Records”:  shall mean such records used to prepare financial statements including but not limited to:  (i) supporting documentation for cash disbursements (including check copies and invoices); (ii) supporting documentation for cash receipts (including deposit slips); (iii) contracts; (iv) check registers; (v) monthly bank account reconciliations and (vi) such other documentation in the possession of Borrower or its Affiliates or which Borrower will use its best efforts to acquire, as Lender shall reasonably require for the preparation of financial statements for the Project, Mortgagor, Senior Mezz Borrower or Borrower.

(b)                                 “Affiliate”:  of any specified person or entity shall mean any other person or entity, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person or entity. For purposes of this definition, “control” shall mean the ability, whether by the ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to make management decisions on behalf of, or independently to select the managing partner of, a partnership, or otherwise to have the power independently to remove and then select a majority of those individuals exercising managerial authority over an entity. Control of an entity shall be conclusively presumed in the case of the ownership of more than 50% of the equity interests in the entity.

(c)                                  “Annual Budget”:  shall mean, for any period, the budget submitted to Lender and in effect for such period as provided in Section 12 hereof.

(d)                                 “Bankruptcy Proceedings”:  is defined in Section 17(j).

(e)                                  “Borrower”:  means the entity identified as “Borrower” in the first paragraph of this Agreement, together with its successors and assigns.

(f)                                    “Budget”:  shall mean that construction budget attached hereto as Exhibit ”B” for the Property.

(g)                                 “Business Day”:  shall mean all days other than Saturday, Sunday or any other day on which national banks doing business in Dallas, Texas are not open for business.

(h)                                 “Code”:  the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any successor federal income tax law. Any reference to a particular provision of the Code shall include any amendment of such provision or the corresponding provision of any successor federal income tax law.

(i)                                     “Collateral”:  is defined in the Pledge Agreement.

(j)                                     “Completion Guaranty”:  means that certain Junior Mezzanine Completion Guaranty of even date herewith, executed by the Guarantors, jointly and severally, in favor of Lender.

(k)                                  “Default Interest Rate”:  is defined in the Note.

(l)                                     “Encumbrance”:  shall mean any pledge, encumbrance, hypothecation or other grant of security interest, whether direct or indirect, voluntary or involuntary or by operation of law, and whether or not consented to by Lender, of or in (i) all or any portion of, or interest in, the Project (other than any encumbrance by the Senior Loan Documents, the Permitted Exceptions, and the Senior Mezz Loan Documents), or (ii) any Equity Interests in Mortgagor or Senior Mezz Borrower, or (iii) any part of the Principal’s Equity Interests in Borrower.

(m)                               “Environmental Indemnity”:  shall mean the Junior Mezzanine Environmental Indemnity Agreement of even date herewith, executed by Borrower and containing representations, warranties, covenants and indemnities in favor of Lender with respect to Hazardous Materials.

(n)                                 “Equity Interests”:  means, with respect to any Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in such Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire from such Person any such equity interest issued by such Person.

(o)                                 “Event of Default”:  shall have the meaning given in Section 17 hereof.

(p)                                 “Guarantors”:  shall mean CFP Residential, L.P., Kenneth Valach, J. Ronald Terwilliger and Bruce Hart.

(q)                                 “Hazardous Materials”:  shall have the meaning given in the Environmental Indemnity.

(r)                                    “Indebtedness”:  shall mean the principal of, interest on, and any other amounts due at any time under, this Agreement, the Note, the Pledge Agreement or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Collateral.

(s)                                  “Leases”:  shall mean all present and future leases, subleases, licenses, concessions or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Project, or any portion of the Project, and all modifications, extensions or renewals.

(t)                                    “Lender”:  means the entity identified as “Lender” in the first paragraph of this Agreement and its successors and assigns.

(u)                                 “Loan Documents”:  shall mean the Note, this Loan Agreement, the Pledge Agreement, the Completion Guaranty, the Environmental Indemnity, the Subordination of Management Agreement and all other documents executed by Borrower or Guarantors to evidence, secure or set out the terms of the Loan, each as the same may hereafter be amended, modified and restated from time to time.

(v)                                 “Loan Commitment Fee”:  means the amount of Eighty-Three Thousand Two Hundred Seventy-Six and 16/100 Dollars ($83,276.16), being 3% of the Loan Amount, paid by Borrower upon the closing of the Property.

(w)                               “Management Agreement”:  shall mean that certain Management Agreement dated September 29, 2006, entered into by and between Mortgagor and Manager, pursuant to which Manager has agreed to manage the operations of the Project as the same may be amended from time to time, or any other management agreement approved by Lender pursuant to Section 13(h) hereof.

(x)                                   “Manager”:  shall mean Riverstone Residential SW LLC or any other property management company approved by Lender pursuant to Section 13(h) hereof.

(y)                                 “Maturity Date” shall have the meaning given in the Note.

(z)                                   “Note”:  shall mean that certain Junior Mezzanine Promissory Note, dated of even date herewith, in the Loan Amount, made payable by Borrower to the order of Lender, evidencing all amounts outstanding under the Loan from time to time, as the same may be amended from time to time.

(aa)                            “Option Agreement”:  shall mean that certain Option Agreement dated of even date herewith, among Lender and Borrower, giving Lender the option to purchase either the Equity Interests in Mortgagor and Senior Mezz Borrower or the Project on the terms and conditions set forth therein.

(bb)                          “Option Guaranty”:  shall mean that certain Limited Guaranty dated of even date herewith, executed by Guarantors for the benefit of Borrower guaranteeing certain obligations in connection with the Option Agreement.

(cc)                            “Permitted Exceptions”:  shall mean (1) the title exceptions included in the Policy required to be delivered to Lender pursuant to Section 7(a) hereof, as the same may be endorsed from time to time with the consent of the Lender, (2) liens and security interests securing the Loan, the Senior Mezz Loan or the Senior Loan, (3) liens for taxes, assessments or other governmental charges or levies that are not then due or that are being contested in good faith and in accordance with applicable statutory procedures, (4) mechanic’s liens against the Project which are bonded off, released of record or otherwise remedied to Lender’s reasonable satisfaction within 30 days of the date of creation, (5) Leases entered into on terms allowed by this Agreement and (6) other matters approved in writing by Lender.

(dd)                          “Person”:  shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, or unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of the foregoing.

(ee)                            “Pledge Agreement”:  shall mean that certain Junior Mezzanine Pledge and Security Agreement, dated of even date herewith, from Borrower to Lender, as the same may be amended, modified and restated from time to time, pursuant to which Borrower has pledged all of the Equity Interests in the Senior Mezz Borrower.

(ff)                                “Principal”:  shall mean SW 105 Wagon Wheel Limited Partnership, a Delaware limited partnership, the sole member of Borrower and the holder of all Equity Interests in Borrower and any person or entity who becomes the owner of any Equity Interest in Borrower after the date of this Agreement and is identified as such in an amendment or supplement to this Agreement.

(gg)                          “Sale”:  shall mean any sale, assignment, transfer, conveyance or other disposition, whether voluntary or involuntary, and whether or not consented to by Lender of (i) all or any portion of, or interest in, the Property or the Project, (ii) all or any portion of the Equity Interests in Mortgagor or Senior Mezz Borrower, or (iii) all or any portion of the Principal’s Equity Interests in Borrower.

(hh)                          “Senior Loan Agreement:  shall mean that certain Loan Agreement dated of even date herewith between Senior Lender and Mortgagor.

(ii)                                  “Senior Loan Documents”:  shall mean the Senior Note, the Security Instrument, the Senior Loan Agreement and all other documents executed by Mortgagor or Guarantor in favor of Senior Lender to evidence or secure the Senior Loan, as they each may be amended, modified or restated with the consent of Senior Lender.

(jj)                                  “Senior Mezz Borrower”:  means the entity identified as “Senior Mezz Borrower” in the Recitals to this Agreement, together with its successors and assigns.

(kk)                            “Senior Mezz Loan”: shall mean that certain Senior Mezzanine Loan dated of even date herewith made to Senior Mezz Borrower, as borrower, by Lender, as senior mezzanine lender.

(ll)                                  “Senior Mezz Loan Agreement”:  shall mean that certain Senior Mezzanine Loan Agreement between Lender and Senior Mezz Borrower dated of even date herewith.

(mm)                      “Senior Mezz Loan Documents”:  shall mean the Senior Mezz Note, the Senior Mezzanine Loan Agreement, the Senior Mezzanine Pledge and Security Agreement (as defined in the Senior Mezz Loan Agreement), the Senior Mezzanine Completion Guaranty (as defined in the Senior Mezz Loan Agreement), the Senior Mezzanine Environmental Indemnity (as defined in the Senior Mezz Loan Agreement), the Senior Mezzanine Manager’s Subordination

Agreement(as defined in the Senior Mezz Loan Agreement) and all other documents executed by Senior Mezz Borrower or Guarantors to evidence, secure or set out the terms of the Senior Mezz Loan, each as the same may hereafter be amended, modified and restated from time to time.

(nn)                          “Senior Mezz Note”:  shall mean the Senior Mezzanine Promissory Note described in the Recitals to this Agreement, and all schedules, riders, allonges and addenda, as such Senior Mezzanine Promissory Note may be amended from time to time with the consent of Lender.

(oo)                          “Senior Note”:  shall mean the Promissory Note described in the Recitals to this Agreement, and all schedules, riders, allonges and addenda, as such Promissory Note may be amended from time to time with the consent of Senior Lender.

(pp)                          “Title Insurer”:  shall mean Lawyer’s Title Insurance Corporation.

(qq)                          “Third Party Agreement”:  shall mean any agreement other than Leases and the Permitted Exceptions that will be binding on the Project, Mortgagor, Senior Mezz Borrower or Borrower after the closing of the Loan.

3.                                       THE LOAN; DISBURSEMENT OF LOAN.

(a)                                  Loan. On the basis of the covenants, agreements and representations of Borrower contained herein and subject to the terms and conditions hereinafter set forth, Lender shall lend to Borrower and Borrower shall borrow from Lender a sum not to exceed the Loan Amount, the proceeds of which are to be disbursed by Lender in accordance with the provisions of Section 3(b) hereof.

(b)                                 Loan Disbursements. Upon satisfaction of all the conditions set forth in Section 6 hereof, Borrower hereby directs and authorizes Lender to disburse the principal balance of the Loan to Borrower to be used, as applicable, to acquire the Property and/or to pay for or reimburse Borrower for payment of costs as described in the Budget. In no event shall the aggregate amount disbursed hereunder exceed the original principal amount of the Loan.

4.                                       INTEREST PAYMENTS; NO USURY, LOAN COMMITMENT FEE; PREPAYMENT; MATURITY; REPAYMENT.

(a)                                  Interest. Interest on the principal balance of the Loan shall accrue and shall be payable in the amounts and at the times set forth in the Note. Borrower agrees to pay, on the Maturity Date, the unpaid principal balance of the Loan, together with all accrued but unpaid interest thereon.

(b)                                 No Usury. The provisions of this Agreement, the Note, the Option Agreement and of all other agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid, or agreed to be paid to Lender for the use, forbearance, retention or detention of the money loaned under this Note and related indebtedness exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit; and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of interest. All interest (including any amounts or payments judicially or otherwise under the law deemed to be interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note, including any extensions or renewals thereof, until payment in full of the Indebtedness so that the interest thereof for such full period will not exceed at any time the maximum amount permitted by applicable law. This paragraph 4(b) will control all agreements (including the Option Agreement) between Borrower and Lender.

(c)                                  Loan Commitment Fee. Concurrently with the closing of the Loan, and as a condition precedent thereto, Lender shall receive the Loan Commitment Fee, which shall be deemed to have been earned in full by Lender, and is non-refundable, upon the disbursement of all or any portion of the Loan.

(d)                                 Prepayment.  All amounts due and owing under the Note from time to time may only be prepaid in accordance with the terms of the Note.

(e)                                  Maturity Date . The outstanding principal balance of the Note and all accrued and unpaid interest thereon shall become due and payable on the Maturity Date unless the same is otherwise accelerated in accordance with the provisions hereof or the other Loan Documents. Subject to the provisions of Section 13(d) hereof, in the event that the Senior Note and the Senior Mezz Note are paid in full at any time prior to the Maturity Date of the Loan, the Indebtedness shall then be immediately due and payable regardless of the then stated maturity date of the Loan.

5.                                       SECURITY FOR LOAN; GUARANTY.

(a)                                  Pledge Agreement.  The Loan shall be secured by, among other things, the Pledge Agreement.

(b)                                 Other Loan Documents.  The Loan shall be further secured and supported by the Environmental Indemnity and the other Loan Documents.

(c)                                  Completion Guaranty. As additional security for the Loan, the Guarantors shall execute and deliver to Lender the Completion Guaranty.

6.                                       CONDITIONS PRECEDENT TO CLOSING OF THE LOAN. Prior to the funding of the Loan (unless otherwise provided), all of the following conditions shall have been satisfied and/or Borrower, Guarantors, Senior Mezz Borrower or Mortgagor, as applicable, shall have furnished to Lender the following, all in form and substance satisfactory to Lender in its sole and absolute discretion:

(a)                                  Loan Documents. Borrower, Guarantors, Senior Mezz Borrower or Mortgagor, as applicable, shall have provided to Lender duly executed and, where appropriate, notarized originals of the Loan Documents, each satisfactory to Lender in its sole and absolute discretion, including the following:

(i)                                     this Agreement

(ii)                                  the Note;

(iii)                               the Pledge Agreement;

(iv)                              the Completion Guaranty;

(v)                                 the Environmental Indemnity;

(vi)                              the Junior Mezzanine Manager’s Subordination Agreement;

(vii)                           UCC Financing Statements, both state and local, as appropriate, with respect to items which are, or may be, personal property or other collateral including the Collateral as described in the Pledge Agreement;

(viii)                        Certification of Organizational Documents;

(ix)                                the Option Agreement;

(x)                                   the Option Guaranty; and

(xi)                                such other agreements by Borrower, Senior Mezz Borrower or Mortgagor as may be required by other provisions of this Agreement or as Lender may reasonably require in order to evidence or secure the Loan.

(b)                                 Third Party Agreements.

(i)                                     Copies. Borrower shall have provided to Lender executed copies, certified by Borrower, Senior Mezz Borrower and Mortgagor as being true, correct and complete, of the Senior Loan Documents, the Senior Mezz Loan Documents, the Management Agreement and the other Third Party Agreements then in effect, if any;

(ii)                                  Purchase Agreement. Borrower shall have provided to Lender a copy of the fully-executed purchase agreement for the Property, together with all documents relating thereto, as the same may be assigned, amended or modified, which agreement and documents shall be satisfactory to Lender in form and substance.

(iii)                               Intercreditor Agreement. Senior Lender shall have provided to Lender an executed copy of that certain Intercreditor Agreement by and between Senior Lender and Lender dated of even date herewith, which shall be satisfactory to Lender in form and substance.

(iv)                              Junior Mezzanine Manager’s Subordination Agreement. Borrower shall cause the Manager to enter into an agreement with the Lender whereby the Manager:

1)              consents to the termination of the Management Agreement without fee or penalty upon foreclosure against the Collateral,

2)              consents to the removal and replacement of Manager upon foreclosure against the Collateral, and

3)              if Manager is an Affiliate of Borrower, Senior Mezz Borrower or Mortgagor, subordinates its right to receive its management fee to the payment of amounts due Lender under the Loan Documents, subject to the prior rights of Senior Lender and the holder of the Senior Mezz Loan.

(c)                                  Certification  Borrower shall have provided to Lender a certification by Borrower as of the date of this Agreement (which is the date that the commitment of Lender to make the Loan to Borrower becomes binding on Lender) of the Budget attached hereto as Exhibit ”B”, including certification of the purchase price of the Property, and the reasonably estimated costs of the improvements that would be capitalized by Mortgagor as real property for federal income tax purposes consistent with past practices of the affiliates of Mortgagor.

(d)                                 Financial Statements. Borrower shall have provided to Lender (i) with respect to Borrower, Senior Mezz Borrower, the Project and Mortgagor, financial statements and other financial information, certified by Borrower, Senior Mezz Borrower and Mortgagor as being true, correct and complete in all material respects, and in the form and containing the detail and supporting information as required by Lender for the underwriting for the Loan and (ii) with respect to the Guarantors, the Estimated Collateral Value Statement dated as of June 20, 2005 of each Guarantor.

(e)                                  Insurance Policies. Borrower shall have provided to Lender the original insurance policies, certified copies thereof or certificates thereof, together with evidence of premium payments, for the insurance as more fully provided in Section 8 hereof, which should include Builder’s Risk, Hazard and Public Liability and Worker’s Compensation Insurance in the event such insurance is not required by Senior Lender.

(f)                                    Contracts. Borrower shall have provided to Lender copies of any contracts regarding the Project entered into by Mortgagor with any contractors or engineers and, if requested by Lender, copies of contracts with any subcontractors for the construction or installation of the improvements made in connection with the Project.

(g)                                 Plans.  Borrower shall have provided to Lender copies of all available plans prepared by any engineers or architects in connection with the Project.

(h)                                 Budget and Cost Review. Lender shall have received a report of its inspecting engineer with respect to Mortgagor’s construction budget and the available plans for the Project, which shall be satisfactory to Lender.

(i)                                     Leases. Borrower shall have provided to Lender (i) the form lease for residential units within the Project and (ii) copies of any non-residential Leases affecting the Project.

(j)                                     Title Insurance Policy. Lender shall have received, reviewed and approved the commitment for title insurance with respect to the Property and copies of all exceptions to such title insurance that have been delivered to Senior Lender in connection with its review and approval of the mortgage loan.

(k)                                  UCC Policy. Lender shall have received the UCC Policy referred to in Section 7(b) hereof.

(l)                                     ALTA Survey. Lender shall have received a current ALTA survey of the Property (the “Survey”) completed in accordance with Senior Lender’s requirements, satisfactory to Lender and to the Title Insurer and certified to Senior Lender, Lender (and its successors and assigns) and the Title Insurer.

(m)                               Conditional Use Permits and Government Approvals. Lender shall have received any conditional use permit(s) affecting the Property and such evidence as Lender may require (including the written certification of Borrower’s engineer or any other person satisfactory to Lender) that the Project will be developed in accordance with all applicable governmental requirements and upon completion will satisfy all applicable governmental requirements. Any such certifications shall also be certified to Lender and its successors and assigns.

(n)                                 Flood Plain Certification. To the extent not provided on the Survey, Lender shall have received evidence that the Property is not located within any flood plain or, if the Property is located within a flood plain, Borrower has obtained and is maintaining in full force and effect a policy or policies of flood insurance pursuant to Section 8 hereof. Any such certifications shall also be certified to Lender and its successors and assigns.

(o)                                 Appraisal. Lender shall have received an appraisal of the Property prepared by a licensed appraiser acceptable to Lender, in form and substance required by Senior Lender, but also addressed to Lender and its successors and assigns, in the amount of $40,500,000.

(p)                                 Environmental Report. Lender shall have received an environmental report covering the Property, prepared by a professional acceptable to Lender, in form and substance as required by Senior Lender, and also certified to Lender and its successors and assigns.

(q)                                 Certification of Organizational Documents. Lender shall have received a written certification attaching the required documents with respect to Mortgagor, Senior Mezz Borrower and to Borrower, confirming (i) that true, complete and correct copies of the organizational documents have been attached to the certification, (ii) that no modifications of such documents exist which have not been provided to Lender, and (iii) that the provisions of Section 22 hereof have been incorporated into the organizational documents.

(r)                                    Legal Opinion. Lender shall have received a written legal opinion or legal opinions from Borrower’s counsel (which counsel must be acceptable to Lender) in form acceptable to Lender and its counsel, opining as to such matters as Lender may reasonably require, including an opinion regarding:  (1) due organization and valid existence, (2) authority; (3) enforceability of the Loan Documents, (4) perfection of the security interests described in the Pledge Agreement and (5) no usury.

(s)                                  UCC Searches. Lender shall have received full Uniform Commercial Code searches, performed by a search company and in jurisdictions satisfactory to Lender, with respect to Borrower, Senior Mezz Borrower and Mortgagor and disclosing no matters objectionable to Lender.

(t)                                    Access and Utility Easements. Borrower shall have established such easements as may be necessary to adequately assure access and the availability of utilities to the Project.

(u)                                 Utilities. Lender shall have received evidence that all sewer, water, electrical, telephone and any other utility services necessary to obtain a certificate of occupancy for the Project are available at the Property in adequate supply for the use and operation of the Project and each provider of utility services has a binding obligation to deliver the necessary services to the completed residences. This evidence may include letters from the applicable utility providers.

(v)                                 Environmental Disclosure. In accordance with all applicable laws, including the laws of the jurisdiction of the Property, Borrower shall provide a true, correct and complete copy of any disclosure document or other instrument required by any such law relating to environmental matters.

(w)                               Senior Lender Funding. Senior Lender shall have disbursed to or for the account of Mortgagor the disbursement of the initial draw under the Senior Loan for the purchase of the Property.

(x)                                   No Default. The representations and warranties of Borrower contained in this Agreement shall be true, correct and complete in all material respects except the representation in 16(c) which need be accurate only as of the date of this Agreement, and no Event of Default, as defined below, or circumstance or event which upon the lapse of time, the giving of notice or both, could become an Event of Default shall have occurred; and

(y)                                 Additional Matters. Borrower shall have delivered to Lender such other or additional documents, instruments, information or items as the Lender may request prior to the initial disbursement of the Loan.

7.                                       TITLE INSURANCE. Concurrently with the closing of the Loan:

(a)                                  Owner’s Policy of Title Insurance. Borrower shall deliver or cause to be delivered to Lender a duplicate original of Mortgagor’s Owner’s Policy of Title Insurance (the “Policy”) issued by the Title Insurer, meeting the following requirements:

(i)                                     with coverage amount not less than the purchase price of the Property, if the Property is being acquired by the Mortgagor concurrently with the closing of the Loan;

(ii)                                  dated as of a date not earlier than the disbursement of the Loan;

(iii)                               the Policy shall not be subject to any exceptions other than the Senior Loan Documents and the Permitted Exceptions;

(iv)                              the legal description insured under the Policy shall include any easements benefiting the Property; and

(v)                                 if available under local regulations, the Policy shall also contain a mezzanine financing endorsement, acknowledging that the coverage afforded by the Policy runs to the Lender.

(b)                                 UCC Policy. Borrower shall deliver or cause to be delivered to Lender an Eagle 9 UCC Insurance Policy issued by First American Title Insurance Company (or a similar policy), which policy shall (i) insure Lender’s first priority security interest in all of the Equity Interests covered by the Pledge Agreement, (ii) be dated not earlier than the date of the disbursement of the Loan, (iii) be subject only to matters which would customarily appear on such a policy, and (iv) be in form and substance reasonably satisfactory to Lender (such policy, the “UCC Policy”).

8.                                       INSURANCE.

(a)                                  Insurance Requirements. Borrower, at its sole cost (or at Mortgagor’s sole cost), for the mutual benefit of Borrower, Mortgagor, Senior Mezz Borrower and Lender, shall cause Mortgagor or Manager to obtain and maintain policies of insurance with respect to the Project as required by the Senior Loan Documents, as those requirements may from time to time be amended; provided that Lender shall be named as an additional insured under such liability coverage. Borrower agrees that it will cause Mortgagor to maintain coverage under its products/completed liability insurance for the period of the statute of repose in the state where the Project is located, but no less than ten years after Completion. If commercial general liability insurance as required in the Senior Loan Documents is unavailable for residential construction in the state where the Project is located, Owner shall or shall cause Manager or the contractor to purchase wrap-up construction insurance covering Mortgagor, contractor and all subcontractors for general liability and products/completed operations for the period of the statute of repose but no less than 10 years with limits no less than $5,000,000, naming Lender as additional insured.

(b)                                 Insurance Premiums; Evidence of Renewal. All premiums on insurance policies required under this Section 8 shall be paid in the manner required by the Senior Loan Documents, provided, however, that if Senior Lender waives the requirement for impound of insurance premiums, Borrower agrees to provide evidence of payment of all insurance premiums. Borrower shall use its best efforts to deliver originals of all policies and renewals (or certificates evidencing the same), marked “paid” (or other evidence satisfactory to Lender of the continuing coverage) to Lender at least fifteen (15) days before the expiration of existing policies. If Lender has not received satisfactory evidence of such renewal or substitute insurance in the time frame herein specified, Lender shall have the right, but not the obligation, to purchase such insurance for Lender’s interest only.

(c)                                  Policy Requirements. All Policies provided for or contemplated by Section 8.1(b) shall name Mortgagor as the insured and, in the case of liability coverage, Borrower as the insured or additional insured and Lender as the additional insured, in each case as their interests may appear. All insurance policies and renewals of insurance policies required by this Section 8 shall (i) be in such amounts and for such periods as Senior Loan Documents may from time to time require, (ii) be issued by insurance companies as required by the Senior Loan Documents, (iii) provide thirty (30) days’ advance written notice to Lender before any cancellation or adverse material modification and (iv) to the extent limits are not otherwise specified herein, contain deductibles which are in amounts acceptable to Lender. (Lender acknowledges that deductibles not in excess of $250,000 per occurrence will be acceptable to it.)  All certificates of insurance and “blanket” insurance policies shall reference the specific project being covered by name and address.

(d)                                 Notice of Casualty. Borrower shall give to Lender immediate notice of any material loss occurring on or with respect to the Project.

(e)                                  Settlement of Claim. In case of loss covered by any of such policies, Lender is authorized to adjust, collect and compromise, in its discretion, all claims thereunder if an Event of Default has occurred and is continuing at the time, subject to the rights of the Senior Lender and the holder of the Senior Mezz Loan. In the event of any adjustment, collection and compromise by Lender, Borrower covenants to sign upon demand, or Lender may sign or endorse on Borrower’s behalf, all necessary proofs of loss, receipts, releases and other papers required by the insurance companies to be signed by Borrower. Borrower hereby irrevocably appoints Lender as its attorney-in-fact for the purposes set forth in the preceding sentence, subject to the rights of the Senior Lender and the holder of the Senior Mezz Loan. Subject to the rights of the Senior Lender and the holder of the Senior Mezz Loan, Lender may deduct from such insurance proceeds any reasonable expenses incurred by Lender in the collection and settlement thereof, including attorneys’ and adjustors’ fees and charges. Nothing contained in this Agreement shall create any responsibility or obligation of the Lender to collect any amounts owing on any insurance policy, to rebuild or replace the damaged or destroyed portions of the Project or to perform any other related act. The Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

(f)                                    Application of Insurance Proceeds. Any insurance proceeds received by Mortgagor or Borrower under any of such policies shall, subject to the rights of the Senior Lender or the holder of the Senior Mezz Loan, be applied, at the option of the Lender, toward pre-payment or reimbursement of the Loan and any other amounts evidenced or secured by the Loan Documents, or to the rebuilding or repairing of the Project so damaged or destroyed, as the Lender in its sole and unreviewable discretion may elect; provided, however, that Lender will allow insurance proceeds to be used for restoration of the Project if the conditions for Borrower’s use of insurance contained in the Senior Loan Documents are satisfied (substituting Lender for Senior Lender thereunder in making related decisions). Lender’s election to apply such insurance proceeds to the Loan and other amounts evidenced or secured by the Loan Documents shall not relieve Borrower of the duty to rebuild or repair.

9.                                       EMINENT DOMAIN.

(a)                                  Notice of Condemnation. Borrower shall give to Lender immediate notice of any taking by condemnation of any portion of the Project or the institution of any proceedings the effect of which is to achieve a taking of any portion of the Project by condemnation.

(b)                                 Settlement of Claim. In case the Project, or any part or interest in any thereof, is taken by condemnation, then subject to the rights of the Senior Lender or the holder of the Senior Mezz Loan, the Lender is hereby empowered to collect and receive all compensation and awards of any kind whatsoever (referred to collectively herein as “Condemnation Awards”) which may be paid for any property taken or for damages to any property not taken (all of which Borrower hereby assigns to the Lender, subject to the rights of the Senior Lender or the holder of the Senior Mezz Loan in the same). Borrower covenants to sign upon demand, or Lender may sign or endorse on Borrower’s behalf, all necessary proofs of loss, receipts, releases and other papers required by the condemning authority to be signed by Borrower for such purpose. Borrower hereby irrevocably appoints Lender as its attorney-in-fact for the purposes set forth in this Section 9. Lender may deduct from any Condemnation Awards, any expenses reasonably incurred by Lender in the collection and settlement thereof, including reasonable attorneys’ and adjusters’ fees and charges.

(c)                                  Application of Condemnation Awards. All Condemnation Awards so received shall, subject to the rights of the Senior Lender or the holder of the Senior Mezz Loan, be forthwith applied by the Lender, as it may elect in its sole and unreviewable discretion, to the payment or reimbursement of the Loan or the other amounts evidenced or secured by the Loan Documents, or to the repair and restoration of any property not so taken or damaged; provided, however, that Lender will allow Condemnation Awards to be used for restoration of the Project if the conditions for Borrower’s use of Condemnation Awards contained in the Senior Loan Documents are satisfied (substituting Lender for Senior Lender thereunder in making related decisions).

(d)                                 Continuing Obligation to Repair. No election made by the Lender under this Section 9 shall relieve Borrower of the duty to repair and restore.

(e)                                  Lender Not Required to Act. Nothing contained in this Agreement shall create a responsibility or obligation of Lender to collect any amounts owing on account of any such condemnation or proceedings relating to the Project, to rebuild or replace any damaged or destroyed property or to perform any other related act.

10.                                 RIGHTS OF ACCESS AND INSPECTION. Borrower shall cause Mortgagor to permit agents, representatives and employees of Lender to inspect the Project and the installation of the Project or any part thereof during reasonable business hours upon reasonable advance notice. Without limiting the foregoing, Lender shall also be permitted access to the Project in order to examine, copy and audit Mortgagor’s books and records (including as part of any audit performed pursuant to Section 12(e) hereof) and any plans, drawings contracts, books or records relating to the Project. Borrower shall, to the extent within its control, cause any contractors or subcontractors to cooperate with Lender or its agents in connection with any inspection. Lender is under no duty to visit or observe the Project or to examine any books or records. Any site visit, observation or examination by Lender shall be solely for the purpose of protecting Lender’s security and preserving Lender’s rights under the Loan Documents. Neither Borrower, Senior Mezz Borrower or Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by Lender or its agents or representatives. Lender owes no duty of care to protect Borrower, Mortgagor, Senior Mezz Borrower or any other party against, or to inform Borrower or any other party of, any adverse condition affecting the Project, including any defects in the design or construction of any improvements on the Property or the presence of any Hazardous Materials on the Property. So long as no Event of Default has occurred and is continuing, Lender shall give Borrower, Senior Mezz Borrower and Mortgagor reasonable prior notice of its intent to enter the Project.

11.                                 EXPENSES. Borrower shall pay, as and when due, all reasonable costs and expenses incurred in the procuring and making of the Loan by Lender, including without limitation, to the extent reasonable, Title Insurer’s fees and premiums, charges for examination of title to the Premises, expenses of surveys, transfer taxes and recording expenses, appraisal and appraisal review fees, fees of an inspector and fees and expenses of any attorneys, accountants, engineers, architects, surveyors, contractors, inspectors or other consultants, professionals or independent contractors employed, retained or utilized by Lender in connection with the Loan. Borrower shall cause Mortgagor to pay when due any and all insurance premiums, taxes, assessments, water, sewer and other utility charges, impact fees, liens and encumbrances on the Project and any other amounts payable for the cost of improvements to the Property, provided that Borrower and/or Mortgagor may in good faith contest any such liens, claims or amounts so long as it provides, for any filed lien, a bond in accordance with statutory requirements or other security reasonably satisfactory to Lender. Borrower shall pay upon demand or reimburse Lender for any and all reasonable fees, costs and expenses incurred by Lender in collecting the Indebtedness after an Event of Default including reasonable attorneys’ fees. All such amounts shall be paid to Lender or at Lender’s direction to such other person to whom payments are due or Lender may, at its option, pay such amounts and all sums paid shall be deemed a portion of the Indebtedness and shall bear interest at the Default Interest Rate.

12.                                 FINANCIAL REPORTS, PROPERTY REPORTS AND ANNUAL BUDGET.

The parent company of Lender is a real estate fund that issues securities, maintains U.S. GAAP audited financial statements and/or is publicly registered with the United States Securities and Exchange Commission (“SEC”). As a result, such parent company is subject to GAAP financial statement requirements and other reporting requirements. These requirements include but are not limited to quarterly and annual financial reporting (including for public companies on Form 10-Q and Form 10-K and reporting under Rule 3-14 of Regulation S-X, which requires the filing of pro forma financial statements of acquired properties). In addition, certain accounting requirements may dictate that Lender report Borrower, Senior Mezz Borrower, Mortgagor and/or the Project as a subsidiary of Lender. Therefore, Borrower agrees to provide Lender with all information that Borrower or its Affiliates has in their possession and Borrower will use its best efforts to obtain such information not in its possession as Lender reasonably requires in order to prepare, audit and/or review financial statements of the Project, Mortgagor, Senior Mezz Borrower and Borrower for the applicable reporting periods.

(a)                                  Borrower agrees that all accounting for the Project will be conducted by Borrower and/or Mortgagor and/or Senior Mezz Borrower and also by Lender. Borrower agrees to provide Lender with copies of all Accounting Records (other than leases, which Borrower and/or the Mortgagor and/or Senior Mezz Borrower may make available at the Project rather than copying) on a monthly basis in order to enable Lender to prepare and maintain financial statements on Borrower, Senior Mezz Borrower, Mortgagor and/or the Project in accordance with accounting principles generally accepted in the United States of America.

(b)                                 Borrower agrees to provide Accounting Records by the 15th of the month for the preceding month.

(c)                                  Borrower agrees to allow Lender and Lender’s external accountants access to original Accounting Records if needed in the process of their quarterly reviews and various audit processes.

(d)                                 Borrower agrees to cooperate with any inquiries or interviews by Lender or its external independent accountants as may be necessary in relation to Lender’s or its Affiliates’ compliance with the Sarbanes-Oxley Act of 2002.

(e)                                  In addition, Borrower shall furnish to Lender:

(i)                                     within 30 days after the end of each fiscal year of Mortgagor, and at any other time upon Lender’s request, a statement that identifies all owners of any interest in Mortgagor and Senior Mezz Borrower and the interest held by each, if Mortgagor or Senior Mezz Borrower is a corporation, all officers and directors of Mortgagor or Senior Mezz Borrower, and if Mortgagor or Senior Mezz Borrower is a limited liability company, all members and managers (whether members or not);

(ii)                                  within 15 days after the end of each month, a monthly property management report for the Project, showing the number of inquiries made and rental applications received from tenants or prospective tenants, deposits received from tenants and any other information reasonably requested by Lender;

(iii)                               within 15 days following the end of each month, a monthly statement of income and expense for the Project; and

(iv)                              beginning sixty (60) days prior to the first occupancy of the Property and for each succeeding calendar year, not later than ninety (90) days prior to the commencement of such calendar year, an annual budget which sets forth, in sufficient detail, Borrower’s projection of gross receipts and expenses for such period (the “Annual Budget”). Each Annual Budget shall be for a calendar year except that the Annual Budgets for the year of first occupancy of the Property, shall only cover the remainder of the then-current year.

(f)                                    If Borrower fails to provide in a timely manner the Accounting Records, statements, schedules and reports required by this Section 12, Lender shall have the right to have Mortgagor’s, Senior Mezz Borrower’s and Borrower’s books and records audited or to perform any other procedure reasonably requested by Lender, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in Section 20.

(g)                                 If Lender acquires the Project or acquires the Collateral through foreclosure, Borrower shall deliver, or cause to be delivered, to Lender upon written demand all books and records relating to the Project or its operation. Otherwise, during the term of the Loan, to the extent that copies of such books and records have not been provided pursuant to the provisions of this Section 12 set forth above, Borrower will provide Lender with all cost records necessary for Lender to perform its accounting procedures including, but not limited to, balance sheets, income statements, trial balance activity reports, general ledger detail reports, cash receipts journal, check register or cash disbursements journal and copies of checks and vendor invoices for all invoices paid.   Borrower agrees to make available to Lender for examination and copying any other books and records upon Lender’s written demand.

(h)                                 Borrower authorizes Lender to obtain a credit report on Borrower, Senior Mezz Borrower, Mortgagor and Guarantors at any time.

13.                                 GENERAL COVENANTS OF BORROWER. Until the full and final payment of the Loan, unless Lender waives compliance in writing, Borrower hereby covenants and agrees as follows:

(a)                                  Commencement and Completion of Project. Borrower shall cause Mortgagor to begin construction and installation of the improvements in connection with the Project on or before the commencement date set forth in the Senior Loan Documents and shall cause Mortgagor to prosecute such construction and installation with diligence so that the construction and Completion (as defined in the Completion Guaranty) of the Project (other than payment of claims that are being contested in accordance with the Loan Documents) shall have occurred by the completion deadline set forth in the Senior Loan Documents.

(b)                                 Lender Approval. No changes to the construction budget included in the Senior Loan Documents or the Budget attached hereto or the completion date required by the Senior Loan Documents shall be permitted without Lender’s written consent, with the exception of (i) completion date extensions due to force majeure and (ii) reallocation of amounts among the line items of the budgets; provided that Borrower shall provide Lender with notice of any changes in connection with (i) and (ii) above. Lender shall have the right to approve all contractors (except Vanguard, Inc.) and all construction contracts between Mortgagor and such contractors. Lender has approved the plans and specifications for the improvements to be constructed on the Property described in Exhibit “C” attached hereto, and no changes to such approved plans and specifications shall be permitted without Lender’s written consent, with the exception of (i) changes required by governmental authorities or Senior Lender and (ii) other changes that, individually, do not increase or decrease Project costs by more than $100,000 and, in the aggregate, do not increase or decrease Project costs by more than $300,000. Lender shall have ten (10) business days to provide any approval required under this Section 13(b) but if Lender does not provide written notice that it does not approve within the ten (10) business days, then the action shall be deemed approved.

(c)                                  Operation and Maintenance of Project. In addition to the terms, conditions and provisions set forth in the other Loan Documents:

(i)                                     Payment of Lawful Claims. Borrower shall pay or discharge all lawful claims, including taxes, assessments and governmental charges or levies imposed upon Borrower or its income or profits or upon any property belonging to Borrower prior to the date upon which penalties attach thereto; provided that Borrower may in good faith contest any such taxes, assessments, charges or levies so long as it provides, for any filed lien, a bond in accordance with statutory requirements or other security reasonably satisfactory to Lender. Without limiting the generality of the foregoing, Borrower shall pay (a) all taxes and recording expenses, including stamp taxes, if any, relating to all documents and instruments securing the Loan, (b) the fees and commissions (if any) lawfully due to brokers engaged by Borrower or its Affiliates in connection with this transaction (and Borrower shall hold Lender harmless from all such claims, whether or not lawfully due), and (c) the fees and expenses of Lender’s counsel relating to Lender’s consultation with such counsel in connection with the negotiation, documentation and closing of the Loan and any subsequent modifications of the Loan.

(ii)                                  No Amendments. Borrower shall not, nor shall it permit Mortgagor and/or Senior Mezz Borrower to, without Lender’s prior written consent, enter into any amendments or modifications of (a) if Borrower or Mortgagor or Senior Mezz Borrower is a corporation, Borrower’s, Mortgagor’s and Senior Mezz Borrower’s by-laws and articles of incorporation, (b) if Borrower, Senior Mezz Borrower or Mortgagor is a limited liability company, such entity’s operating agreement or articles of organization, (c) if Borrower, Senior Mezz Borrower or Mortgagor is a limited partnership, such entity’s partnership agreement or partnership certificate, (d) the construction contract between Mortgagor and Vanguard, Inc. (except for change orders that, individually, do not increase or decrease Project costs by more than $100,000 and, in the aggregate, do not increase or decrease Project costs by more than $300,000), (e) the Management Agreement, (f) the Senior Loan Documents, or (g) the Senior Mezz Loan Documents.

(iii)                               Hazardous Substances. So long as Mortgagor owns the Project, Borrower shall cause Mortgagor to (a) keep the Project free from Hazardous Substances, except those in de minimis amounts ancillary to the Project activities that are used in compliance with all environmental laws, (b) promptly notify Lender if Borrower or Mortgagor becomes aware that any Hazardous Substance is on or near the Project in violation of any environmental laws or if the Project otherwise is in violation of any environmental laws, and (c) remove such Hazardous Substances contamination that violates any environmental laws and/or cure such violations as required by law.

(iv)                              Maintenance and Repair of Project. After completion of the Project, Borrower shall cause Mortgagor to (a) maintain the Project,

including the parking and landscaping portions thereof, in good condition and repair, (b) promptly make all necessary structural and non-structural repairs to the Project, (c) not demolish, alter, remove or add to any improvements on the Property, excepting (i) the repair and restoration of improvements following damage thereto as required by this Agreement, and (ii) as otherwise required by any applicable law, rule or regulations, and (d) not erect any new buildings, structures or building additions on the Project other than in accordance with the plans for the Project, without the prior written consent of Lender. Borrower shall pay when due all claims for labor performed and materials furnished therefor in connection with any improvements or construction activities on the Property; provided that Borrower may in good faith contest any liens, claims or amounts so long as it provides, for any filed lien, a bond in accordance with statutory requirements or other security reasonably satisfactory to Lender.

(d)                                 Restricted Sale and Encumbrance of Project and of Borrower Interests; Other Indebtedness. Neither Borrower nor Principal nor Senior Mezz Borrower shall engage in any Sale or Encumbrance without the prior written consent of Lender (which may be withheld by Lender in Lender’s sole and absolute discretion). Borrower will not issue any additional Equity Interests in Borrower. In addition, Borrower shall not permit Mortgagor or Senior Mezz Borrower to issue any additional Equity Interests in Mortgagor or Senior Mezz Borrower. In addition, Borrower shall not, nor shall it permit Mortgagor or Senior Mezz Borrower to, incur any indebtedness, whether secured or unsecured, other than (i) the Senior Loan, Senior Mezz Loan and this Loan, (ii) obligations under interest rate hedging arrangements related to the Senior Loan and (iii) trade and operational indebtedness incurred in the ordinary course of business (including construction and operation of the Project) or for its administrative functions. Notwithstanding the foregoing, Lender’s consent shall not be required for:

(i)                                     the grant of a leasehold interest in an individual dwelling unit for a term of two years or less not containing an option to purchase and otherwise in compliance with Section 13(f) hereof;

(ii)                                  a Sale of obsolete, worn out or damaged property or fixtures that is contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than Permitted Exceptions, those created by the Loan Documents, Senior Mezz Loan Documents or the Senior Loan Documents or those otherwise consented to by Lender;

(iii)                               a Sale that results from theft, condemnation or other involuntary conversion;

(iv)                              the Sale (including through consumption) of personal property in the ordinary course of business that is contemporaneously replaced by items of equal or better function and quality;

(v)                                 the grant of an easement if, before the grant, Lender determines (which determination must be made reasonably) that the easement will not materially affect the operation or value of the Project and Borrower pays to Lender, upon demand, all reasonable costs and expenses incurred by Lender in connection with reviewing Borrower’s request; and

(vi)                              the creation of (1) a lien for taxes, assessments or other governmental charges or levies that are not then due or that are being contested in good faith and in accordance with applicable statutory procedures or (2) a mechanic’s lien against the Project which is bonded off, released of record or otherwise remedied to Lender’s reasonable satisfaction within 30 days of the date of creation.

(e)                                  General Indemnity. Borrower shall, at Borrower’s expense, protect, defend, indemnify, save and hold Lender and each of its members and its respective members, stockholders, directors, officers, employees and agents (collectively the “Indemnified Parties”) harmless against any and all claims, demands, losses, expenses (including court costs and reasonable attorney’s fees and expenses), damages and causes of action (whether legal or equitable in nature) asserted by any person or entity arising out of, caused by or relating to the Project and the Lender’s exercise of its rights under the Loan Documents upon an Event of Default, except to the extent the same arises out of, is caused by or results from the gross negligence or willful misconduct of an Indemnified Party. Borrower shall pay to Lender upon demand all claims, judgments, damages, losses and expenses (including court costs and reasonable attorneys’ fees and expenses) incurred by Lender as a result of any legal or other action arising out of the aforesaid matters. Borrower acknowledges that the Indemnified Parties may defend any matter covered by the above indemnification by counsel of the relevant Indemnified Party’s choice, and the costs of such defense (including reasonable attorney’s fees) are part of the costs covered by the indemnity. The foregoing indemnification shall survive repayment of the Loan.

(f)                                    Leases.

(i)                                     Residential Lease Requirements. Mortgagor shall have the right, and Borrower may permit Mortgagor, to enter into residential Leases without Lender’s prior written consent, so long as:  (A) all Leases for residential dwelling units are on forms approved by Lender, and shall not include options to purchase and (B) all Leases shall be for initial terms of at least six months and not more than two years (with the exception of Leases for up to 3% of the units in the Project, which may have terms of less than six months).

(ii)                                  Commercial Lease Requirements. Mortgagor shall not, nor shall Borrower permit Mortgagor to, enter into any non-residential Leases without Lender’s prior written consent in each instance. Mortgagor shall not, nor shall Borrower permit Mortgagor to, modify the terms of, or extend or terminate, any Lease for non-residential use (including any Lease in existence on the date of this Agreement) without the prior written consent of Lender. Borrower shall, without request by Lender, deliver a copy of each executed non-residential Lease to Lender promptly after such Lease is signed.

(iii)                               Advance Rent. Mortgagor shall not, nor shall Borrower permit Mortgagor to, receive or accept rent under any Lease (whether residential or non-residential) for more than two months in advance.

(iv)                              Performance of Obligations. Borrower shall cause Mortgagor to pay, perform and discharge, as and when payment, performance and discharge are due, all obligations of Mortgagor as landlord under all Leases.

(v)                                 Security Interest. Except for the assignment to Senior Lender, Borrower shall not permit Mortgagor to further assign, pledge, transfer or otherwise encumber the Leases or the rents under the Leases.

(vi)                              Defense; Pursuit of Remedies. Borrower shall, or shall cause Mortgagor to, at its sole cost and expense, appear in and defend any action or proceeding arising from or connected with any of the Leases or any obligation or liability of Mortgagor as landlord thereunder. Borrower shall, or shall cause Mortgagor to, use commercially reasonable efforts to pursue all remedies, including claims for damages available at law or in equity, against any tenant under a Lease who defaults in the performance of its obligations under the Lease.

(g)                                 Notices. Borrower shall promptly notify Lender in writing of any litigation affecting (a) Borrower, Mortgagor or Senior Mezz Borrower and any general partner, managing member or controlling shareholder of Borrower, Mortgagor or Senior Mezz Borrower (excluding a Principal, general partner, managing member or controlling shareholder which is a natural person or trust), or (b) the

Project, to the extent the same may result in a material adverse change in (i) the financial condition of any of the foregoing parties, (ii) Borrower’s ability to timely perform any of its obligations under any of the Loan Documents or Mortgagor’s ability to timely perform any of its obligations under any of the Senior Loan Documents or Senior Mezz Borrower’s ability to timely perform any of its obligations under the Senior Mezz Loan Documents, or (iii) the physical condition or operation of the Project.

(h)                                 Development. If after the date of this Agreement, Borrower, Senior Mezz Borrower or Mortgagor intends to engage a developer of the Project, Lender shall have the right to approve such new developer and the written development agreement for the Project.

(i)                                     Management. The Project shall be managed at all times by Manager or a professional residential rental property manager satisfactory to Lender under a contract approved by Lender. Lender hereby accepts the Manager as the initial property manager and the Management Agreement as the initial management agreement. If after the date of this Agreement, Borrower, Senior Mezz Borrower or Mortgagor intends to change the management of the Project, Lender shall have the right to approve such new property manager and the written contract for the management of the Project and, if the manager is an Affiliate or Borrower, require that Borrower and such new property manager enter into a Subordination of Management Agreement on a form reasonably acceptable to Lender.

(j)                                     Senior Loan. Borrower shall, or shall cause Mortgagor, to fully and timely pay all amounts owing under the Senior Loan Documents and timely and fully perform all of Mortgagor’s covenants and agreements contained therein. Borrower shall provide Lender with copies of all notices (except routine notices which would not include any notice related to any failure to comply with any terms of the Senior Loan Documents or regarding any event of default under the Senior Loan Documents) given or received by Mortgagor under or pursuant to the Senior Loan Documents, promptly upon delivery or receipt as the case may be. Without limiting the Lender’s right to declare an Event of Default on account of a failure to comply with the terms and provisions of the Senior Loan Documents, if Borrower or Mortgagor fail to so pay or perform such obligations, and if such failure either (i) becomes an Event of Default hereunder or (ii) prior to becoming an Event of Default continues for twenty (20) days after Lender gives written notice to Borrower to cure, the Lender may pay or perform the same pursuant to Section 18(b) hereof. Notwithstanding the foregoing, (i) Lender shall have no obligation whatsoever to pay any of the amounts evidenced or secured by, or to perform any of the covenants or obligations imposed by, any Senior

Loan Documents, and (ii) any such payment by Lender shall not cure Mortgagor’s default hereunder or under the Senior Loan Documents but shall only protect Lender’s interest in the Project. Borrower shall not, nor shall it permit Mortgagor to, amend or modify any of the Senior Loan Documents without the prior written consent of Lender.

(k)                                  Senior Mezz Loan. Borrower shall, or shall cause Senior Mezz Borrower, to fully and timely pay all amounts owing under the Senior Mezz Loan Documents and timely and fully perform all of Senior Mezz Borrower’s covenants and agreements contained therein. Borrower shall provide Lender with copies of all notices (except routine notices which would not include any notice related to any failure to comply with any terms of the Senior Mezz Loan Documents or regarding any event of default under the Senior Mezz Loan Documents) given or received by Senior Mezz Borrower under or pursuant to the Senior Mezz Loan Documents, promptly upon delivery or receipt as the case may be. Without limiting the Lender’s right to declare an Event of Default on account of a failure to comply with the terms and provisions of the Senior Mezz Loan Documents, if Borrower or Senior Mezz Borrower fail to so pay or perform such obligations, and if such failure either (i) becomes an Event of Default hereunder or (ii) prior to becoming an Event of Default continues for twenty (20) days after Lender gives written notice to Borrower to cure, the Lender may pay or perform the same pursuant to Section 18(b) hereof. Notwithstanding the foregoing, (i) Lender shall have no obligation whatsoever to pay any of the amounts evidenced or secured by, or to perform any of the covenants or obligations imposed by, any Senior Mezz Loan Documents, and (ii) any such payment by Lender shall not cure Senior Mezz Borrower’s default hereunder or under the Senior Mezz Loan Documents but shall only protect Lender’s interest in the Project. Borrower shall not, nor shall it permit Senior Mezz Borrower to, amend or modify any of the Senior Mezz Loan Documents without the prior written consent of Lender.

(l)                                     Principal Place of Business; Choice of Law  Borrower shall not change its principal place of business or, if Borrower has more than one place of business, its chief executive office, from its address set forth in the first paragraph of this Agreement. In addition, Borrower shall not make an election under the Uniform Commercial Code to treat, as the governing law for perfection of uncertificated securities, the law of any jurisdiction other than the jurisdiction of its formation. Lender agrees not to unreasonably withhold its consent to any change in Borrower’s principal place of business or the governing law with respect to uncertificated securities so long as (1) Borrower and any other party reasonably requested by Lender executes all documents and instruments reasonably deemed necessary by Lender to perfect the security interests granted pursuant to the Loan Documents, (2) Borrower pays all of the Lender’s reasonable costs and expenses of perfecting such security interests and (3) if requested by Lender, Borrower delivers to Lender an opinion from counsel reasonably satisfactory to Lender opining as to the continued perfection of such security interest.

(m)                               Compliance with Governmental Prohibitions. No portion of the Loan proceeds will be used, disbursed or distributed by Borrower or any Principal for any purpose, or to any person, in violation of any Law (as defined in Section 16 (h)) including, without limitation, any of the Terrorism Laws (as defined in Section 16 (h)). Borrower shall provide Lender with immediate written notice (a) of any failure of any of the representations and warranties set forth in Section 16(h) of this Agreement to be true, correct and complete in all material respects at any time, or (b) if Borrower obtains knowledge that Borrower, Principal, or any holder at any time of any direct or indirect equitable, legal or beneficial interest in Borrower or Principal is the subject of any of the Terrorism Laws. Borrower shall immediately and diligently take, or cause to be immediately and diligently taken, all necessary action to comply with all Terrorism Laws and to cause the representations and warranties set forth in Section 16(h) to be true, correct and complete in all material respects.

(n)                                 Developer’s Fee. Borrower shall cause Mortgagor to refrain from drawing $200,000 from the Senior Loan allocated toward the developer’s allowance (as set forth in the budget attached to the Senior Loan) until the payment in full of this Loan.

14.           FURTHER ASSURANCES. Borrower shall, from time to time, upon Lender’s request, at Borrower’s sole cost and expense, execute, deliver, record and furnish such documents and do such other acts as Lender may reasonably deem necessary or desirable to (i) perfect and maintain valid liens upon the security contemplated by the Loan Documents, (ii) correct any errors of a typographical or other manifest nature which may be contained in any of the Loan Documents, (iii) evidence Borrower’s compliance with the Loan Documents, and (iv) consummate fully and carry out the intent of the transactions contemplated under this Agreement or the Loan Documents.

15.           APPRAISALS.  Lender has the right to obtain a new appraisal or update an existing appraisal of the Project at any time while the Loan or any portion thereof remains outstanding (a) when, in Lender’s reasonable judgment, such an appraisal is warranted as a result of Lender’s internal evaluation of the Loan, and/or (b) to comply with statutes, rules, regulations or directives of governmental agencies having jurisdiction over Lender. Borrower shall pay, upon demand, all reasonable appraisers’ fees and related expenses incurred by Lender from time to time in obtaining such appraisal reports; provided, however, that Borrower shall not be required to pay for a re-appraisal more than once every three years unless an Event of Default has occurred and is continuing.

16.           GENERAL REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants to Lender, which representations and warranties shall survive the termination of this Agreement, the repayment of the Loan, any investigations, inspections or inquiries made by Lender or any of Lender’s representatives, and any disbursements made by Lender hereunder, as follows:

(a)                                  Organization; Corporate Powers; Authorization of Borrowing.

(i)                                     Organization. Borrower’s ownership structure set forth on Exhibit ”D” attached hereto is a true and correct depiction of the Equity Interests in Borrower, Senior Mezz Borrower and Mortgagor, and each entity set forth on Exhibit ”D” is duly organized and is validly existing and in good standing under the laws of the state of its organization, and Mortgagor is qualified to do business in the jurisdiction where the Property is located.

(ii)                                  Power and Authority. Borrower has the full limited liability company power and authority to execute the Loan Documents and to undertake and consummate the transactions contemplated hereby and thereby, and to pay, perform and observe the conditions, covenants, agreements and obligations herein and therein contained; and the Loan Documents have been duly and validly executed by Borrower and constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as such enforcement may be qualified or limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and general principles of equity.

(iii)                               Not a Foreign Person. Neither Borrower, nor any entity that is a holder of an Equity Interest in Borrower, is organized under the laws of any jurisdiction other than the United States or one of the states thereof.

(iv)                              No Defaults Under Existing Agreements. The consummation of the transactions contemplated hereby and the performance by Borrower of its obligations under the Loan Documents will not result in any breach of, or constitute a default under, the Senior Loan Documents, Senior Mezz Loan Documents, any other material Third Party Agreements or any mortgage, deed of trust, bank loan or security agreement, or other material instrument to which Borrower, Senior Mezz Borrower, Mortgagor or Principal, are a party or by which the Property, Borrower or the Principal are bound.

(v)                                 True and Correct Copies of Documents. All due diligence documents required to be delivered by Borrower to Lender hereunder (including those due diligence documents referred to in Section 6 hereof) are true, correct and complete copies thereof and the same have not been amended or modified except as expressly disclosed therein.

(vi)                              Ownership. SW 104 Development GP LLC, a Delaware limited liability company (the “GP”), owns and will own at all times during the term of the Loan one hundred percent (100%) of the general partner interest in Principal, and GP has not transferred, conveyed, pledged or encumbered (and will not transfer, convey, pledge or encumber) such general partner interest except with the prior written consent of Lender. GP is (and at all times during the term of the Loan will be) treated as a disregarded entity for federal income tax purposes that is not separate from its owner, Southwest 101 GP LLC, for federal income tax purposes. During the term of the Loan, neither GP nor Principal nor Borrower nor Senior Mezz Borrower nor Mortgagor will borrow funds from Lender or an Affiliate of Lender other than the Loan or the Senior Mezzanine Loan.

(b)                                 Title to Property; Matters Affecting Property.

(i)                                     Title to Property. Mortgagor, upon the closing of the acquisition of the Property, will have good and marketable fee simple title to the Property, subject only to the Senior Loan Documents and the Permitted Exceptions, and good, marketable and freely alienable title to all personal property located on the Property, subject only to the Senior Loan Documents and the Permitted Exceptions; Borrower will cause Mortgagor to protect or cause to be protected the title to the Project, and Borrower will forever warrant and defend the same against any other claims of any persons or parties whomsoever, subject to the Senior Loan Documents and the Permitted Exceptions.

(ii)                                  Senior Mezz Borrower’s Equity Interests. Borrower owns and will own one hundred percent (100%) of the Equity Interests in Senior Mezz Borrower and Borrower has not transferred, conveyed, pledged or encumbered (and will not transfer, convey, pledge or encumber) such interests except to Lender pursuant to the Loan Documents. Borrower has and will have authority to encumber its Equity Interests in Senior Mezz Borrower pursuant to the terms of the Pledge Agreement.

(iii)                               Borrower’s Equity Interests. Principal owns and will own one hundred percent (100%) of the ownership interests in Borrower, and Principal has not transferred, conveyed, pledged or encumbered (and will not transfer, convey, pledge or encumber) such interests except as expressly permitted pursuant to the Junior Mezzanine Loan or otherwise with the prior written consent of Lender.

(iv)                              No Actions. There are no actions, suits or proceedings at law or in equity (including condemnation or eminent domain proceedings) currently pending, or to the knowledge of Borrower threatened, against Mortgagor, Borrower, Senior Mezz Borrower, Principal or the Project or, to the knowledge of Borrower, involving the validity or enforceability of the Senior Loan Documents, Senior Mezz Loan Documents or the Loan Documents or the priority of the liens granted thereunder, by or before any governmental authority having or exercising jurisdiction over the Project. Borrower will promptly notify Lender of any such future actions, suits or proceedings. To Borrower’s knowledge, neither Borrower, nor Senior Mezz Borrower, nor Mortgagor, nor the Property is in default with respect to, or in violation of, any order, writ, injunction, decree or demand of any court or any governmental authority having or exercising jurisdiction over the Property.

(v)                                 No Contracts Giving Rise to Liens. Neither Borrower, Senior Mezz Borrower nor Mortgagor have made any contract or arrangement of any kind, that does or could give rise to a lien on the Project, except for (i) the Senior Loan Documents and the Permitted Exceptions and (ii) contracts related to design and construction of the Project which have been provided to Lender. Neither Borrower nor the Principal have made any contract or arrangement of any kind that does or could give rise to a lien or encumbrance on any of the Equity Interests in Mortgagor or Senior Mezz Borrower.

(vi)                              No Construction. Prior to the disbursement of this Loan and the recordation of the Security Instrument, no construction whatsoever has been performed on the Property by Borrower or its Affiliates.

(vii)                           Compliance with Property Agreements. The Property in all respects conforms to and complies with all covenants, conditions, restrictions, reservations, regulatory agreements, conditional use permits and zoning ordinances affecting the Property whether or not recorded against the Property.

(viii)                        Leases. There are no Leases of the Property in effect as of the closing of the Loan.

(ix)                                Tax Treatment. Borrower, Senior Mezz Borrower and Mortgagor are (and at all times during the term of the Loan will be) disregarded as entities separate from Principal within the meaning of Treasury Regulation §301.7701-3(b)(i)(2). Borrower, Senior Mezz Borrower and Mortgagor have not (and at all times during the term of the Loan will not) elect to be classified as an association taxable as a corporation within the meaning of Treasury Regulation §301.7701-3(c).

(x)                                   Permits. All permits required for the operation and construction of the Project are in effect or Borrower expects them to be available as required for construction of the Project in accordance with the schedule required by the Senior Loan Documents. Once issued, all such permits will remain in effect and the Project and its contemplated use and operation will comply therewith. All discretionary approvals for the construction of the Project in accordance with the Plans and Specifications have been obtained.

(c)                                  Financial Statements. The financial statements heretofore delivered to Lender by Borrower, Senior Mezz Borrower, Mortgagor, and Principal are true and correct in all material respects, have been prepared in accordance with sound accounting practices, and fairly present the financial condition(s) of the person(s) referred to therein as of the date(s) indicated; no materially adverse change has occurred in the financial condition(s) reflected in such financial statements since the date(s) shown thereon and no additional borrowings or liabilities have been made or incurred by such person(s) since the date(s) thereof other than the borrowing contemplated hereby, the Senior Loan, the Loan or other borrowings disclosed in writing to and approved by Lender. The Estimated Collateral Value Statement, dated as of June 30, 2005, for each Guarantor accurately lists the Available Assets of the Guarantor (as defined in the Completion Guaranty) as of such date and the value of such Available Assets calculated on the basis provided in the notes thereto.

(d)                                 Budget Projections. Borrower’s and/or Mortgagor’s and/or Senior Mezz Borrower’s budget projections indicate that monthly income from Project operations will be sufficient to pay the combined monthly accrual of interest on the Senior Loan, Senior Mezz Loan and the Loan by the Maturity Date and the projections are reasonable in Borrower’s opinion and have been prepared in a manner consistent with the past practices of affiliates of Borrower.

(e)                                  No Loan Broker. Borrower has not dealt with any person, firm or corporation who is or may be entitled to any finder’s fee, brokerage commission, loan commission or other sum in connection with the execution of this Agreement or the making of the Loan by Lender to Borrower. Borrower does hereby indemnify and agree to defend and hold Lender harmless from and against any and all loss, liability or expense, including court costs and reasonable attorneys’ fees and expenses, which Lender may suffer or sustain should such warranty or representation prove inaccurate in whole or in part.

(f)                                    No Default. There are no defaults under any of the Senior Loan Documents, Senior Mezz Loan Documents or the Loan Documents on the part of Borrower, Senior Mezz Borrower, Mortgagor or the other parties signatory thereto, and no event has occurred and is continuing which, with the giving of notice or the passage of time, or both, would constitute a default under any thereof.

(g)                                 Solvency. As of the date hereof, Borrower, Senior Mezz Borrower and Mortgagor are each solvent and able to pay their debts as the same shall become due and payable.

(h)                                 Violations of Governmental Prohibitions. Neither the making of the Loan, nor the receipt of Loan proceeds by Borrower, violates any federal, state, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations, ordinances, judgments or decrees (collectively, “Law”) applicable to Borrower, including, without limitation, any of the Terrorism Laws. Neither the making of the Loan, nor the receipt of Loan proceeds by Borrower or Senior Mezz Borrower or Mortgagor or Principal, violates any of the Terrorism Laws applicable thereto. To Borrower’s best knowledge, no holder of any direct or indirect equitable, legal or beneficial interest in Borrower or Principal is the subject of any of the Terrorism Laws. No portion of the Loan proceeds will be used, disbursed or distributed by Borrower for any purpose, or to any person, directly or indirectly, in violation of any Law including, without limitation, any of the Terrorism Laws. “Terrorism Laws” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), and the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any governmental agency (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

17.                                 EVENT OF DEFAULT.

Borrower shall be in default under this Agreement upon the occurrence of any of the following events (hereinafter referred to as an “Event of Default”):

(a)                                  Non-Payment. The failure of Borrower to pay when due any amount required by the Note, this Agreement or any other Loan Documents which continues, in the case of monthly interest payments required under the Note, for five (5) days or, in the case of other sums payable under the Note, this Agreement or the Loan Documents, for 20 days following written demand for payment on Borrower by Lender.

(b)                                 Insurance. The failure of Borrower to keep in force any insurance policy required hereunder or to deliver evidence of its renewal to Lender and the continuation of such failure for 10 days following written demand on Borrower by Lender.

(c)                                  Special Purpose Entity Covenants. The failure of Borrower to comply with the provisions of Section 22.

(d)                                 Fraud or Material Misrepresentation  Fraud or material misrepresentation by Borrower, Senior Mezz Borrower, Mortgagor, or Principal or any of their officers, directors or managers, or by any Guarantor in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, rent roll, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender’s consent to any proposed action;

(e)                                  Sale, Encumbrance or Other Indebtedness. The taking of any action by Borrower, Senior Mezz Borrower, Mortgagor, Principal or any other person contrary to the provisions of Section 13(d) of this Agreement;

(f)                                    Reports and Documents. The failure of Borrower to deliver any notice, report, assignment, certificate, instrument or other document which Borrower is required to deliver to Lender under any of the Loan Documents within the twenty (20) days following written demand by Lender therefor;

(g)                                 Option Agreement. The failure of Borrower or Senior Mezz Borrower to comply with the terms of the Option Agreement with respect to transfer of the Wagon Wheel Membership Interests (as defined in the Option Agreement) upon the exercise of the Purchase Option including but not limited to Borrower’s or Senior Mezz Borrower’s satisfaction of all of the Conditions to Closing and Closing Deliveries set forth therein.

(h)                                 Other Breaches under this Agreement. The failure by Borrower to perform any of its obligations under this Agreement, as and when required, except as specifically set forth otherwise herein, which continues for a period of 30 days after notice of such failure by Lender to Borrower, if such failure is not reasonably susceptible of cure within such 30 day period and if Borrower promptly commences such cure within such 30 day period and diligently prosecutes the same to completion, then the cure period shall be extended for such period of time as may be reasonably necessary to effect a cure but in no event shall such period exceed 90 days;

(i)                                     Other Breaches Under Other Loan Documents. The failure of Borrower, Principal or any Guarantor, indemnitor or obligor to perform and observe any covenant, obligation, agreement or undertaking under any Loan Document other than this Agreement following such notice and/or grace period, if any, as may be provided therein for curing such failure;

(j)                                     Senior Loan Documents. The failure of Borrower or Senior Mezz Borrower or Mortgagor or any Guarantor to perform and observe any covenant, obligation, agreement or undertaking under any Senior Loan Documents following any notice or cure period, if any, as may be provided therein for curing such failure; or

(k)                                  Bankruptcy Proceedings.

(1)                                  If Borrower, Senior Mezz Borrower or Mortgagor shall become insolvent, make a transfer in fraud of, or a general assignment for the benefit of, creditors, or admit in writing its inability, generally to pay its debts as they become due; or

(2)                                  If Borrower, Senior Mezz Borrower or Mortgagor shall have a receiver, custodian, liquidator or trustee appointed for all or substantially all of its assets or for the Project in any proceeding brought by Borrower, Senior Mezz Borrower, Mortgagor or the Project, or any such receiver or trustee is appointed in any proceeding brought against Borrower, Senior Mezz Borrower, Mortgagor or the Project and such appointment is not promptly contested and is not dismissed or discharged within ninety (90) days after such appointment; or

(3)                                  If Borrower, Senior Mezz Borrower or Mortgagor shall file a petition under Title 11 of the United States Code as amended or under any similar Federal or state law or statute; or

(4)                                  If Borrower, Senior Mezz Borrower or Mortgagor shall have a petition filed against it commencing an involuntary case under any present or future Federal or state bankruptcy or similar law and such petition is not dismissed or discharged within ninety (90) days after the filing thereof; or

(5)                                  If Borrower, Senior Mezz Borrower or Mortgagor shall request any composition, rearrangement, liquidation, extension, reorganization or other relief as a debtor under any present or future Federal or state bankruptcy or similar law now or hereafter existing.

The proceedings or events set forth in this paragraph (j) are collectively referred to as “Bankruptcy Proceedings”.

18.                                 REMEDIES.

(a)                                  Actions upon Event of Default. Upon the occurrence and during the continuance of an Event of Default beyond any applicable grace and cure period, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Collateral, including, without limitation, at its option and without prior notice or demand, declare the unpaid principal balance of the Note and all accrued but unpaid interest thereon, as well as all other sums owing under the Loan Documents, immediately due and payable, Lender may make any advances on the Loan after the happening of any one or more of said Events of Default without thereby waiving the right to demand payment in full of the Note and such other amounts and without liability to make any other or further advances.

(b)                                 Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein or in the other Loan Documents and such failure continues for a period of 30 days after written notice of such failure by Lender to Borrower, or if such failure is not reasonably susceptible of cure within such 30 day period and if Borrower promptly commences such cure within such 30 day period and diligently prosecutes the same to completion, then the cure period shall be extended for such period of time as may be reasonably necessary to effect a cure but in no event shall such period exceed 90 days, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender reasonably incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Indebtedness (and to the extent permitted under applicable laws, secured by the Pledge Agreement and other Loan Documents) and shall bear interest from the date expended at the Default Interest Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrower of any such failure.

(c)                                  Appointment of Lender as Attorney-in-Fact. Borrower hereby irrevocably, unconditionally and presently constitutes Lender as Borrower’s attorney-in-fact, with full power of substitution, to be exercised by Lender only upon the occurrence and during the continuation of an Event of Default, to exercise its rights under the Pledge Agreement (in its own name or the name of a designee) for purposes of preserving and protecting the Project or the collateral pledged under the Pledge Agreement and, as Lender in its sole discretion deems necessary or proper, to execute, acknowledge (when appropriate) and deliver all instruments and documents in the name of Borrower which may be necessary or desirable in order to do any and every act which Borrower might do on its own behalf in the performance of its obligations hereunder. This power of attorney is a power coupled with an interest and is irrevocable.

(d)                                 Cross-Default to Note, Pledge Agreement and Other Loan Documents. At the option of Lender, any Event of Default by Borrower under this Agreement shall constitute a default under the Note, the Pledge Agreement or any of the other Loan Documents to the same extent as though the Note had by its own terms become due and payable at maturity and payment thereof had been refused, and in such event Lender may, without liability to Borrower, assert and exercise any and all rights and remedies provided for herein or in the Note, the Pledge Agreement or any of the other Loan Documents or otherwise as may be provided by law. Such rights and remedies may be asserted concurrently or successively from time to time (either before or after commencement of foreclosure proceedings or before or after the exercise of any other remedy of Lender) until the Note, including interest thereon, and all of the Indebtedness of Borrower to Lender under this Agreement and the other Loan Documents, have been paid in full.

(e)                                  Recourse Limitations. Borrower’s liability in connection with this Agreement, the Note and the other Loan Documents (including Borrower’s liability for all amounts due hereunder or thereunder) is collectible only from the Collateral against which a security interest is created by the Pledge Agreement. In no case will any person who holds a direct or indirect ownership interest in Borrower, or any officer, director, manager, trustee, employee, agent or affiliate of Borrower or any such direct or indirect owner, have any responsibility for Borrower’s obligations in connection with this

Agreement, the Note and the other Loan Documents (including Borrower’s liability for any amounts due hereunder or thereunder); provided, however, that nothing in this Section 18(e) limits the liability of any person under a guaranty or other agreement executed by such person.

19.                                 TRANSFER OF LOAN; LOAN SERVICER.

(a)                                  Lender’s Right to Transfer  Borrower hereby acknowledges that Lender shall have the right to transfer, assign or sell the Loan Documents, or grant participation interests in all or any portion of the Loan, in such manner and to such entities as Lender in its sole and absolute discretion shall select.

(b)                                 Loan Servicer. At the option of Lender, the Loan may be serviced by a servicer selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer pursuant to a servicing agreement between Lender and such servicer. A sale may result in a change of the Loan servicer. There also may be one or more changes of Loan servicer unrelated to a sale of the Note. If there is a change of Loan servicer, Borrower will be given notice of the change.

(c)                                  Dissemination of Information. Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant or investor in, the Loan (collectively, the “Investor”), any governmental regulators or others as may be required by securities law, all documents and information which Lender now has or may hereafter acquire relating to the Indebtedness and to Borrower, Senior Mezz Borrower, Mortgagor and Principal, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable Laws to prohibit such disclosure.

20.                                 LENDER’S EXPENSES; RIGHTS OF LENDER. Borrower shall promptly pay to Lender, upon demand, with interest thereon from the date of demand at the Default Interest Rate, reasonable attorneys’ fees and all other reasonable costs and expenses paid or incurred by Lender in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the other Loan Documents following an Event of Default, and payment thereof shall be secured by the Pledge Agreement.

21.                                 MISCELLANEOUS.

(a)                                  Notices. All notices, demands and other communications (“Notice”) under or concerning this Agreement shall be in writing. Each Notice shall be addressed to the intended recipient at its address set forth below, and a Notice shall be deemed given on the earliest to occur of (1) the date when the Notice is received by the addressee; (2) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (3) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

If to Lender:                               Behringer Harvard Alexan Nevada, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas  75001
Attention:  Chief Legal Officer
Facsimile:  (214) 655-1610

with copy to:                          Powell & Coleman, L.L.P.
8080 North Central Expressway, Suite 1380
Dallas, Texas  75206
Attention:  Carol D. Satterfield
Facsimile:  (214) 373-8768

If to Borrower:                   SW 108 Wagon Wheel JM LLC
Attention:  Timothy J. Hogan
2001 Bryan Street, Suite 3700
Dallas, Texas  75201
Facsimile:  (214) 922-8553

with copy to:                          Michael K. Ording
Jones Day
325 John H. McConnell Blvd., Suite 600
Columbus, Ohio  43215
Facsimile: (614) 461-4198

Any party to this Agreement may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 21(a). Each party agrees that it will not refuse or reject delivery of any notice given in accordance with this Section 21(a), that it will acknowledge, in writing, the receipt of any notice upon request by the other party and that any notice rejected or refused by it shall be deemed for purposes of this Section 21(a) to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. Any notice under the Note and any other Loan Document which does not specify how notices are to be given shall be given in accordance with this Section 21(a).

(b)                                 Waivers. No delay or omission in exercising any right or power arising from any default shall be construed as a waiver of such default or as acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or power arising from any default. No waiver of any breach of any of the covenants or conditions of this Agreement shall be construed to be a waiver of or acquiescence in or consent to any previous or subsequent breach of the same or of any other condition or covenant.

(c)                                  Lender Not Partner of Borrower; Borrower in Control. Neither the execution nor the performance of any of the Loan Documents by Lender, nor the exercise by the Lender of any of its rights, privileges or remedies conferred under the Loan Documents or under applicable law, shall be deemed to render the Lender a partner or a joint venturer with Borrower, any guarantor of the Loan or any other person, or to render Borrower an agent of Lender for any purposes. Nothing contained herein shall characterize or be deemed to characterize, or be used as a basis for characterizing, Lender as a “mortgagee-in-possession”. Lender and Borrower agree that Mortgagor remains in control of the Project, and that it determines the business plan for the Project and employment, management, leasing and operating directions and decisions for the Project. All of Lender’s rights, and actions taken by Lender as provided or permitted, in or under this Agreement or the other Loan Documents are for and in its capacity as a secured lender attempting to protect the collateral security for the Loan and to collect the Indebtedness and any other amounts owing or outstanding under the Note or the Loan Documents.

(d)                                 No Third Party. This Agreement is made for the sole benefit of Borrower and Lender and Lender’s successors and assigns, and no other person or persons shall have any rights or remedies under or by reason of this Agreement or any right to the exercise of any right or power hereunder or arising from any default, nor shall Lender owe any duty whatsoever to any claimant for labor performed or materials furnished in connection with the construction of the improvements to apply any undisbursed portion of the Loan to the payment of any such claims.

(e)                                  Time of Essence; Context. Time is hereby declared to be of the essence of this Agreement and of every part hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa.

(f)                                    Successors and Assigns. This Agreement shall bind, and the rights granted by this Agreement shall inure to, the respective successors and assigns of Lender and Borrower. However, a Sale or Encumbrance prohibited by Section 13(d) shall be an Event of Default.

(g)                                 Governing Jurisdiction. This Agreement and all of the other Loan Documents (except as otherwise expressly provided therein with respect to the enforcement of specific remedies) shall be governed by and construed in accordance with the substantive law of the State of Nevada without regard to the application of choice of law principles.

(h)                                 SUBMISSION TO JURISDICTION/SERVICE OF PROCESS. BORROWER AND LENDER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEVADA SITTING IN CLARK COUNTY, NEVADA FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT AND THE SUBJECT MATTER THEREOF, OR THE LOAN. EACH OF BORROWER AND LENDER TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION BY ANY SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT, THE SUBJECT MATTER HEREOF, THE OTHER LOAN DOCUMENTS, THE SUBJECT MATTER THEREOF, OR THE LOAN (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED IN STATE COURT TO FEDERAL COURT, OR TO REMAND AN ACTION INSTITUTED IN FEDERAL COURT TO STATE COURT AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. BORROWER AND LENDER EACH HEREBY CONSENTS TO

SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 21(a) HEREOF, BUT ANY SUCH SERVICE WILL BE EFFECTIVE ONLY WHEN RECEIVED AT SUCH ADDRESS. BORROWER AND LENDER EACH AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE OTHER PARTY. FINAL JUDGMENT AGAINST A PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE PARTY THEREIN DESCRIBED, OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION.

(i)                                     WAIVER WITH RESPECT TO DAMAGES. BORROWER ACKNOWLEDGES THAT LENDER DOES NOT HAVE ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, BORROWER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND THE RELATIONSHIP BETWEEN LENDER AND BORROWER, IN CONNECTION HEREWITH AND THEREWITH, IS SOLELY THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT ASSERT, AND BORROWER HEREBY WAIVES, ANY CLAIMS AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(j)                                     Entire Agreement. This Agreement and all of the other Loan Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings, and may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto or thereto that is to be bound by the modification, amendment or termination. Notwithstanding the foregoing, the provisions of this Agreement are not intended to supersede the provisions of the Pledge Agreement, but shall be construed as supplemental thereto. Borrower and Lender each hereby acknowledges that this Agreement and the other Loan Documents accurately reflect the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waives any claims against the other which it may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement or such other Loan Documents.

(k)                                  Headings. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

(l)                                     Severability. Each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any such provision shall in any respect be ineffective or invalid under such law, such ineffectiveness or invalidity shall not affect the remainder of such provision or the remaining provisions of this Agreement.

(m)                               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same document.

(n)                                 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER OR BORROWER RELATED THERETO. BORROWER AND LENDER EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE OTHER TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT, AND THAT THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

(o)                                 Sole and Absolute Discretion. Any option, consent, approval, or discretion or similar right of Lender set forth in this Agreement or any of the other Loan Documents may be exercised by Lender in its sole, absolute and unreviewable discretion, unless the provisions of this Agreement or the other Loan Documents specifically requires a different standard.

(p)                                 Straight Debt Harbor. It is the intent of Borrower and Lender that the Loan shall be treated as a security that satisfies the requirements of Section 856(m)(1)(A) and Section 856(m)(2) of the Code (the “Straight Debt Safe Harbor”). Accordingly, notwithstanding any indication herein to the contrary, the parties hereto agree that the terms of the Loan shall be interpreted in such a manner that the Loan satisfies the Straight Debt Safe Harbor for so long as it is owned by Lender; and the terms of the Note shall be applied such that the Note has a constant effective yield to maturity, as determined under Section 1272 of the Code, at a fixed rate over the entire term of the Note equal to the Interest Rate (as defined in the Note); provided, however, that such contraction shall not alter the dates of the principal or interest payments (described in Section 1.1 of the Note) or the amounts of the principal or interest payments required to be paid on an interest payment date (described in Section 1.1. of the Note) prior to the Maturity Date or earlier prepayment date.

22.                                 SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. Borrower shall do all things necessary to preserve the existence of Borrower, Senior Mezz Borrower and Mortgagor each as a separate Special Purpose Bankruptcy Remote Entity unless Lender otherwise consents, in its sole discretion, in writing. Borrower covenants and agrees that with respect to Borrower, Senior Mezz Borrower and Mortgagor, until payment in full of the Indebtedness, it will not do or permit Mortgagor or Senior Mezz Borrower to do, directly or indirectly, any of the following unless Lender consents thereto, in its sole discretion, in writing. A “Special Purpose Bankruptcy Remote Entity” means a corporation, limited partnership or limited liability company which shall not:

(a)                                  engage in any business or activity other than the ownership, construction, operation and maintenance, in each case directly or indirectly, of the Property and the Project (in case of Mortgagor) or the Equity Interests in Mortgagor or Senior Mezz Borrower (in case of Senior Mezz Borrower or Borrower), and activities incidental thereto;

(b)                                 acquire or own any material assets other than (i) the Equity Interests, (ii) the Property and the Project, and (iii) such incidental personal property as may be necessary for the operation of the Project or as may arise out of the other activities of Borrower, Senior Mezz Borrower or the Mortgagor;

(c)                                  merge into or consolidate with any person, or dissolve, terminate or liquidate, or transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(d)                                 fail to preserve its existence as a person duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or amend, modify, or terminate the provisions of its organizational documents if such amendment, modification, or termination would adversely affect the ability of such Person to perform its obligations hereunder or under the other Loan Documents or would affect any other clause of this Section 22;

(e)                                  own any subsidiary (except, in the case of Borrower, the Senior Mezz Borrower or in the case of Senior Mezz Borrower, Mortgagor) or make any investment in any person (except, in the case of Borrower, the Senior Mezz Borrower or in the case of Senior Mezz Borrower, Mortgagor);

(f)                                    commingle its assets with the assets of any of its general partners, members, shareholders, affiliates, principals or of any other Person in such a manner that it will be costly or difficult segregate, ascertain or identify its individual assets from those of any general partner, member, shareholder, principal or Affiliate of Borrower, Senior Mezz Borrower or Mortgagor or any other Person;

(g)                                 incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Senior Loan, the Senior Mezz Loan and this Loan, (ii) obligations under interest rate hedging arrangements related to the Senior Loan and (iii) trade and operational indebtedness incurred in the ordinary course of business (including construction and operation of the Project) or for its administrative functions;

(h)                                 fail to maintain its records, books of account and bank accounts separate and apart from those of its general partners, members, shareholders, principals and Affiliates and any other Person;

(i)                                     enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Borrower, Senior Mezz Borrower or Mortgagor except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, shareholder, principal or Affiliate of Borrower, Senior Mezz Borrower or Mortgagor;

(j)                                     seek the dissolution or winding up of Borrower, Senior Mezz Borrower or Mortgagor;

(k)                                  maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, member, shareholder, principal or Affiliate of Borrower, Mortgagor or Senior Mezz Borrower or any other Person.

(l)                                     hold itself out to be responsible for the debts of another person, except through endorsement of negotiable instruments in the ordinary course of collection;

(m)                               make any loans or advances to any third party, including any general partner, member, shareholder, principal or Affiliate of Borrower, Senior Mezz Borrower or Mortgagor (except, in the case of Borrower, to the Senior Mezz Borrower or in the case of Senior Mezz Borrower to Mortgagor);

(n)                                 fail to file its own tax returns, if any, as may be required under applicable law, to the extent that Borrower, Senior Mezz Borrower or Mortgagor are (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a “disregarded entity” for tax purposes not required to file tax returns under applicable law; or

(o)                                 fail either to hold itself out to the public as a legal person separate and distinct from any other person or to conduct its business solely in its own name if the result is (a) to mislead others as to the identity of the person with which such other party is transacting business; or (b) to suggest that it is responsible for the debts of any third party (including any general partner, principal or Affiliate of Borrower, Senior Mezz Borrower or Mortgagor, provided, however, Borrower, Senior Mezz Borrower or Mortgagor may hold itself out as doing business under the “Trammell Crow Residential” name.

In addition to the foregoing, Borrower shall have at least one independent manager who is provided by a nationally recognized company that provides professional independent directors and who shall not be at the time of initial appointment, and may not have been during the preceding five years (i) a stockholder, director, officer, employee, partner, member, attorney or counsel of Mortgagor or an Affiliate of Mortgagor, Borrower or Senior Mezz Borrower, (ii) a customer, supplier (other than a supplier of registered agent or registered office service) or other Person who derives any of its purchases or revenues from its activities with Mortgagor or Borrower or Senior Mezz Borrower, (iii) a Person or other entity controlling or under common control with any such stockholder, director, officer employee, partner, customer, supplier (other than a supplier of registered agent or registered office service) or other Person or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person (the “Independent Director”). At any time that the Senior Loan, the Senior Mezz Loan or this Loan is outstanding, the consent of the Independent Director should be required to: (i) file, consent to the filing of, or join in any filing of, a bankruptcy or insolvency petition; (ii) dissolve, liquidate, merge or consolidate; (iii) engage in any other business activity; and (iv) amend the articles of organization or limited liability agreement.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

BORROWER:

SW 108 WAGON WHEEL JM LLC, a Delaware limited liability company,
By:	SW 105 Wagon Wheel Limited Partnership, a Delaware limited partnership, its sole member
By:	SW 104 Development GP LLC, a Delaware limited liability company, its general partner
By:
Timothy J. Hogan, Vice President
LENDER:
BEHRINGER HARVARD ALEXAN NEVADA, LLC, a Delaware limited liability company
By:
Name:	Gerald J. Reihsen, III
Title:	Secretary

JOINDER

The undersigned have duly executed and delivered this Agreement as of the day and year first above written for the purpose of agreeing and consenting to the provisions of Section 22 of the Agreement.

MORTGAGOR:
SW 106 WAGON WHEEL HOLDINGS LLC
By:	SW 109 Wagon wheel SM LLC, a Delaware limited liability company, its sole member
	By:	SW 108 Wagon Wheel JM LLC, a Delaware limited liability company, its sole member
		By:	SW 105 Wagon Wheel Limited Partnership, a Delaware limited partnership, its sole member
			By:	SW 104 Development GP LLC, a Delaware limited liability company, its general partner
By:
Timothy J. Hogan, Vice President

SENIOR MEZZ BORROWER
SW 109 WAGON WHEEL SM LLC, a Delaware limited liability company
By:	SW 108 Wagon Wheel JM LLC, a Delaware limited liability company, its sole member
	By:	SW 105 Wagon Wheel Limited Partnership, a Delaware limited partnership, its sole member
		By:	SW 104 Development GP LLC, a Delaware limited liability company, its general partner
By:
Timothy J. Hogan, Vice President

EXHIBIT A

LEGAL DESCRIPTION

PARCEL 1:

A PORTION OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 34, AND THE NORTHEAST QUARTER (NE ¼) OF SECTION 33, TOWNSHIP 22 SOUTH, RANGE 63 EAST, M.D.M., CLARK COUNTY, NEVADA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 3, AS SHOWN BY MAP THEREOF ON FILE IN FILE 65, OF PARCEL MAPS, PAGE 89, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL 2:

A PORTION OF THE EAST HALF (E ½) OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 34, TOWNSHIP 22 SOUTH, RANGE 63 EAST, M.D.M., AND MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO WIT:

BEGINNING AT A POINT ON THE LEFT OR SOUTHWESTERLY RIGHT-OF-WAY LINE OF US-95 FREEWAY, 452.14 FEET LEFT OF AND AT RIGHT ANGLES TO HIGHWAY ENGINEER’S STATION “ESI” 311+53.29 P.O.T.; SAID POINT OF BEGINNING FURTHER DESCRIBED AS BEARING SOUTH 33°05’47” WEST A DISTANCE OF 1,665.04 FEET FROM THE NORTH QUARTER CORNER OF SECTION 34, TOWNSHIP 22 SOUTH, RANGE 63 EAST, M.D.M.; THENCE ALONG THE FORMER LEFT OR SOUTHWESTERLY RIGHT-OF-WAY LINE OF US-95 FREEWAY THE FOLLOWING SIX (6) COURSES AND DISTANCES:

1)  NORTH 59°12’25” WEST 179.53 FEET;

2)  FROM A TANGENT WHICH BEARS SOUTH 25°02’05” WEST, CURVING TO THE LEFT WITH A RADIUS OF 50 FEET, THROUGH AN ANGLE OF 82°00’10”, AN ARC DISTANCE OF 71.56 FEET;

3)  NORTH 56°58’05” WEST 285.01 FEET;

4)  FROM A TANGENT WHICH BEARS SOUTH 56°58’05” EAST, CURVING TO THE LEFT WITH A RADIUS OF 50 FEET, THROUGH AN ANGLE OF 75°47’09”, AN ARC DISTANCE OF 66.14 FEET;

5)  NORTH 47°14’46” EAST 75.10 FEET;

6)  FROM A TANGENT WHICH BEARS THE LAST DESCRIBED COURSE, CURVING TO THE LEFT WITH A RADIUS OF 50 FEET, THROUGH AN ANGLE OF 85°40’37”, AN ARC DISTANCE OF 74.77 FEET TO A POINT ON THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF US-95 FREEWAY;

THENCE SOUTH 39°26’45” EAST, ALONG SAID LEFT OR SOUTHWESTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 399.07 FEET TO THE POINT OF BEGINNING.

NOTE: THE ABOVE METES AND BOUNDS LEGAL DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED OCTOBER 8, 2004 IN BOOK 20041008 OF OFFICIAL RECORDS AS INSTRUMENT NO. 03637, CLARK COUNTY, NEVADA.

EXHIBIT B

BUDGET

CAPITALIZED
Land & Improvements
GC Fee	33%	307,545
Land		8,951,250
Legal and Fees		535,635
Standard Site Development		2,556,357
Total			12,350,787

Real Property
All other Hard Costs & Contingency		20,561,666
Legal		70,458
Closing Costs		55,000
Municipal Fees		832,688
Arch & Engineering		122,918
GC Fee	64%	615,841
Interest		680,632
Financing Fees		450,000
Soft Costs & Contingency		200,000
Taxes	70%	70,000
Total			23,659,203
Total Capitalized to Real Property				36,009,990

Personal Property
GC Fee	2.51%	23,082
Appliances		543,677
Legal and Fees		40,201
Marketing		320,000
Total			926,960

TOTAL CAPITALIZED				36,936,950

NON-CAPITALIZED
Taxes	30%	30,000
Developer Allowance		1,599,614
Interest		114,417
Marketing Brochures		30,000
Pre-Leasing		150,000
Op Deficits		14,891
TOTAL NON-CAPITALIZED			1,938,922	1,938,922

TOTAL			38,875,872	38,875,872

EXHIBIT C

PROPERTY IMPROVEMENTS

[see attached]

EXHIBIT D

WAGON WHEEL OWNERSHIP CHART

JUNIOR MEZZANINE LOAN AGREEMENT

BY

AND BETWEEN

SW 108 WAGON WHEEL JM LLC

(“Borrower”)

AND

BEHRINGER HARVARD ALEXAN NEVADA, LLC

(“Lender”)

TABLE OF CONTENTS

1.	RECITALS		2
2.	DEFINITIONS		2
3.	THE LOAN; DISBURSEMENT OF LOAN		7
	(a)	Loan	7
	(b)	Loan Disbursements	7
4.	INTEREST PAYMENTS; NO USURY, LOAN COMMITMENT FEE; PREPAYMENT; MATURITY; REPAYMENT		7
	(a)	Interest	7
	(b)	No Usury	8
	(c)	Loan Commitment Fee	8
	(d)	Prepayment	8
	(e)	Maturity Date	8
5.	SECURITY FOR LOAN; GUARANTY		9
	(a)	Pledge Agreement	9
	(b)	Other Loan Documents	9
	(c)	Completion Guaranty	9
6.	CONDITIONS PRECEDENT TO CLOSING OF THE LOAN		9
	(a)	Loan Documents	9
	(b)	Third Party Agreements	10
	(c)	Certification	11
	(d)	Financial Statements	11
	(e)	Insurance Policies	11
	(f)	Contracts	11
	(g)	Plans	11
	(h)	Budget and Cost Review	11
	(i)	Leases	11
	(j)	Title Insurance Policy	12
	(k)	UCC Policy	12
	(l)	ALTA Survey	12
	(m)	Conditional Use Permits and Government Approvals	12
	(n)	Flood Plain Certification	12
	(o)	Appraisal	12
	(p)	Environmental Report	12
	(q)	Certification of Organizational Documents	12
	(r)	Legal Opinion	13
	(s)	UCC Searches	13
	(t)	Access and Utility Easements	13
	(u)	Utilities	13
	(v)	Environmental Disclosure	13
	(w)	Senior Lender Funding	13
	(x)	No Default	13
	(y)	Additional Matters	14
7.	TITLE INSURANCE		14
	(a)	Owner’s Policy of Title Insurance	14

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	(b)	UCC Policy	14
8.	INSURANCE		14
	(a)	Insurance Requirements	14
	(b)	Insurance Premiums; Evidence of Renewal	15
	(c)	Policy Requirements	15
	(d)	Notice of Casualty	16
	(e)	Settlement of Claim	16
	(f)	Application of Insurance Proceeds	16
9.	EMINENT DOMAIN		17
	(a)	Notice of Condemnation	17
	(b)	Settlement of Claim	17
	(c)	Application of Condemnation Awards	17
	(d)	Continuing Obligation to Repair	17
	(e)	Lender Not Required to Act	17
10.	RIGHTS OF ACCESS AND INSPECTION		18
11.	EXPENSES		18
12.	FINANCIAL REPORTS, PROPERTY REPORTS AND ANNUAL BUDGET		19
13.	GENERAL COVENANTS OF BORROWER		21
	(a)	Commencement and Completion of Project	21
	(b)	Lender Approval	21
	(c)	Operation and Maintenance of Project	21
	(d)	Restricted Sale and Encumbrance of Project and of Borrower Interests; Other Indebtedness	23
	(e)	General Indemnity	24
	(f)	Leases	24
	(g)	Notices	25
	(h)	Development	26
	(i)	Management	26
	(j)	Senior Loan	26
	(k)	Senior Loan	27
	(l)	Principal Place of Business; Choice of Law	27
	(m)	Compliance with Governmental Prohibitions	28
	(n)	Developer’s Fee	28
14.	FURTHER ASSURANCES		28
15.	APPRAISALS		28
16.	GENERAL REPRESENTATIONS AND WARRANTIES OF BORROWER		29
	(a)	Organization; Corporate Powers; Authorization of Borrowing	29
	(b)	Title to Property; Matters Affecting Property	30
	(c)	Financial Statements	32
	(d)	Budget Projections	32
	(e)	No Loan Broker	32
	(f)	No Default	33
	(g)	Solvency	33
	(h)	Violations of Governmental Prohibitions	33
17.	EVENT OF DEFAULT		34
	(a)	Non-Payment	34

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	(b)	Insurance	34
	(c)	Special Purpose Entity Covenants	34
	(d)	Fraud or Material Misrepresentation	34
	(e)	Sale, Encumbrance or Other Indebtedness	34
	(f)	Reports and Documents	34
	(g)	Option Agreement	34
	(h)	Other Breaches under this Agreement	35
	(i)	Other Breaches Under Other Loan Documents	35
	(j)	Senior Loan Documents	35
	(k)	Bankruptcy Proceedings	35
18.	REMEDIES		36
	(a)	Actions upon Event of Default	36
	(b)	Lender’s Right to Perform	36
	(c)	Appointment of Lender as Attorney-in-Fact	37
	(d)	Cross-Default to Note, Pledge Agreement and Other Loan Documents	37
	(e)	Recourse Limitations	37
19.	TRANSFER OF LOAN; LOAN SERVICER		38
	(a)	Lender’s Right to Transfer	38
	(b)	Loan Servicer	38
	(c)	Dissemination of Information	38
20.	LENDER’S EXPENSES; RIGHTS OF LENDER		38
21.	MISCELLANEOUS		38
	(a)	Notices	38
	(b)	Waivers	40
	(c)	Lender Not Partner of Borrower; Borrower in Control	40
	(d)	No Third Party	40
	(e)	Time of Essence; Context	40
	(f)	Successors and Assigns	41
	(g)	Governing Jurisdiction	41
	(h)	SUBMISSION TO JURISDICTION/SERVICE OF PROCESS	41
	(i)	WAIVER WITH RESPECT TO DAMAGES	42
	(j)	Entire Agreement	42
	(k)	Headings	43
	(l)	Severability	43
	(m)	Counterparts	43
	(n)	Waiver of Jury Trial	43
	(o)	Sole and Absolute Discretion	43
	(p)	Straight Debt Harbor	44
22.	SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER		44

iii